Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference of this Registration Statement of our reports dated March 15, 2021, relating to the consolidated financial statements and the effectiveness of Ashford Hospitality Trust, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Dallas, Texas

May 12, 2021